UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):               January 29, 2008 (January 28, 2008)

Endo Pharmaceuticals Holdings Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter A. Lankau has resigned as President and Chief Executive Officer of the Company effective March 1, 2008   He has also resigned from the Company’s board of directors effective January 28, 2008. In connection with Mr. Lankau’s resignation, the Company and Mr. Lankau entered into a separation agreement that provides Mr. Lankau with the payments and benefits which he would have been entitled to receive under his existing employment agreement had he been terminated by the Company as well as the accelerated vesting of 6,379 stock options originally granted on August 11, 2004 and 125,000 stock options originally granted on April 27, 2005.  An additional 256,250 stock options will be unvested on March 1, 2008 and will lapse in accordance with their terms.  The separation agreement also includes a mutual release of claims, covenants providing for non-disparagement and Mr. Lankau's continuing assistance with respect to investigations and litigation and non-competition covenants.

The foregoing summary of the separation agreement with Mr. Lankau does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The press release issued by the Company on January 28, 2008 is furnished as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Separation Agreement dated as of January 28, 2008, between Endo Pharmaceuticals Holdings Inc. and Peter A. Lankau

	99.1	Press Release dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated:  January 29, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation Agreement dated as of January 28, 2008, between Endo Pharmaceuticals Holdings Inc. and Peter A. Lankau

99.1	Press Release dated January 28, 2008